Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Plan Administrator
Clayton Williams Energy, Inc. 401(k) Plan and Trust:

We consent to the incorporation by reference in the Registration Statement (No. 33-69688) on Form S-8 of Clayton Williams Energy, Inc. of our report dated June 2, 2006, relating to our audit of the financial statements and the financial statement schedule, which appear in this Annual Report on Form 11-K of Clayton Williams Energy, Inc. 401(k) Plan and Trust for the year ended December 31, 2005.

Hein & Associates LLP

June 28, 2006
Dallas, Texas